          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (the “Depository”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Cede & Co., has an interest herein.
EXCEPT AS OTHERWISE PROVIDED HEREIN,
THIS GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT
NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY
OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE
OF SUCH SUCCESSOR DEPOSITORY
FORD MOTOR CREDIT COMPANY
CONTINUOUSLY OFFERED BONDS FOR RETAIL ACCOUNTS
DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

CUSIP
No. R-	U. S. $
          FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., as nominee for the Depository, or registered assigns, the principal sum of _________________________United States Dollars on __________________________ (or on the date of redemption or repayment by the Company prior to maturity pursuant to redemption provisions or the Survivor’s Option, if provided herein), and to pay interest thereon from ______________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [monthly][quarterly] [semiannually][annually] in arrears on the twentieth day of [each calendar month][every third month][every sixth month][every twelfth month], commencing in the [first calendar month][third calendar month][sixth calendar month][twelfth calendar month] following the month in which this global Security was issued and at Maturity (each such date an “Interest Payment Date”) at the rate of __________% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day next preceding such Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this global Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities evidenced by this global Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. As used herein, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York. As used herein, the term “Depository” shall mean The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, which in each case, shall be designated by the Company pursuant to the Indenture. Payment of the principal of and any interest on this global Security will be made at the corporate trust office of the Trustee or at such other office in The City of New York as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          This global Security is a global security evidencing a portion of a duly authorized issuance of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1985, as supplemented (herein called the “Indenture”), between the Company and JPMorgan Chase Bank, as successor to Manufacturers Hanover Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This global Security represents a portion of the series designated as the Company’s Continuously Offered Bonds for Retail Accounts Due Nine Months or More from the Date of Issue (herein called the “Notes”).
          [This global Security is not subject to redemption, except as set forth hereunder.]
          [This global Security is subject to redemption on ______________(the “Redemption Date”), as a whole but not in part, at the option of the Company, upon not less than 30 nor more than 60 days’ prior notice given in the manner provided in the Indenture, at a redemption price equal to 100% of the principal amount to be redeemed, together with any accrued and unpaid interest to the Redemption Date.]
          [The Company agrees with the owner of a beneficial interest in Notes to repurchase such beneficial interest, in whole or in part, if requested, upon the death of that beneficial owner occurring at least six months after acquisition of such beneficial interest (the “Survivor’s Option”). If a Survivor’s Option is exercised, the Company will repay a beneficial interest in Notes that is properly tendered for repayment by or on behalf of the person that has authority to act on behalf of the deceased owner of such beneficial interest under the laws of the appropriate jurisdiction at a price equal to 100% of the unpaid principal amount of the beneficial interest to be repaid, together with unpaid interest accrued thereon to the date of repayment.
          The Company shall have the discretionary right to limit the aggregate principal amount of Notes repurchased under the Survivor’s Option in any calendar year (the “Annual Option Limitation”) to an amount equal to the greater of (i) $2,000,000 or (ii) 2% of the outstanding principal amount of all Notes outstanding as of the end of the most recent calendar year. The Company shall also have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any calendar year on behalf of any individual deceased owner of a beneficial interest in Notes to $250,000 (the “Individual Option Limitation”). In addition, the Company shall not permit the exercise of a Survivor’s Option for an amount that is less than $1,000 or that will result in a beneficial interest in Notes of less than $1,000 to remain outstanding.
          An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise a Survivor’s Option shall be accepted, in the order received, except for any beneficial interest in Notes the acceptance of which would contravene the Annual Option Limitation or the Individual Option Limitation. A beneficial interest in this global Security accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance. Each beneficial interest in this global Security submitted for repurchase that is not accepted in any calendar year due to the application of the Annual Option Limitation or the Individual Option Limitation shall be deemed to be tendered on the first day of the following calendar year in the order in which all such beneficial interests were originally tendered. If a valid election of the Survivor’s Option cannot be honored, the Trustee shall deliver a written notice by first-class mail to the applicable Participant (as hereinafter defined), stating the reason that the election was not honored.
          With respect to Notes represented by this global Security, the Depositary or its nominee shall be treated as the registered holder of such Notes and shall be the only entity that can exercise the Survivor’s Option for such Notes by delivery of the Option to Elect Repayment Pursuant to Survivor’s Option, the form of which is attached hereto. To obtain repayment pursuant to exercise of the Survivor’s Option for a beneficial interest in this global Security through the Depository, the deceased owner’s authorized person must provide the following items to each Depositary’s participant (the “Participant”) through which the related beneficial interest is owned.
•	a written instruction to the Participant to notify the Depositary of the authorized person’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•	appropriate evidence that (a) the deceased was the owner of a beneficial interest in this global Security at the time of death and for at least six months prior to his or her death, (b) the death of the owner has occurred and (c) the person has authority to act on behalf of the deceased owner;

•	if the beneficial interest in this global Security is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner’s ownership of a beneficial interest in this global Security;

•	a written request for repayment signed by the authorized person for the deceased owner with signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents reasonably required in order to establish the validity of the ownership of the beneficial interest in this global Security and the claimant’s entitlement to payment; and

•	any additional information reasonably required to document the ownership or authority to exercise the Survivor’s Option and to cause the repayment of the beneficial interest in this global Security.
          In turn, the applicable Participant shall deliver each of these items to the Trustee, together with evidence satisfactory to the Trustee from the Participant stating that it represents the deceased owner of the beneficial interest in this global Security.
          Apart from the Company’s discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any one calendar year as described above, all other questions regarding the eligibility or validity of any exercise of the Survivor’s Option shall be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.
          The death of a person owning a beneficial interest in this global Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the owner of such beneficial interest, and the entire principal amount of such beneficial interest so owned shall be subject to repayment upon duly honored election of the Survivor’s Option. The death of a person owning a beneficial interest in this global Security by tenancy in common shall be deemed the death of an owner of such beneficial interest only with respect to the deceased owner’s interest in such beneficial interest. However, if a beneficial interest in this global Security is held by husband and wife as tenants in common, the death of either spouse shall be deemed the death of the owner of such beneficial interest, and the entire principal amount of such beneficial interest so owned shall be subject to repayment.
          The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a beneficial interest in this global Security shall be deemed the death of the owner of such beneficial interest if the beneficial interests of ownership can be established to the satisfaction of the Trustee. The beneficial interests of ownership shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial interests of ownership in a beneficial interest in this global Security during his or her lifetime.
          The applicable Participant shall be responsible for disbursing payments received from the Trustee to the authorized person for the deceased owner.]
          If an Event of Default with respect to Securities of this series shall occur and, be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this global Security shall be conclusive and binding upon such Holder and upon all future Holders of this global Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this global Security.
          No reference herein to the Indenture and no provision of this global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this global Security at the times, place and rate, and in the coin or currency, herein prescribed.
          If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Securities evidenced hereby or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended; or other applicable statute or regulation and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company shall execute, and the Trustee shall authenticate and deliver, Securities in definitive registered form without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (such denominations referred to herein as “authorized denominations”), of like tenor and in an aggregate principal amount equal to the principal amount of this global Security in exchange for this global Security. In addition, the Company may at any time determine that the Securities evidenced hereby shall no longer be represented by a global security. In such event the Company shall execute and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, shall authenticate and deliver Securities in definitive registered form without coupons, in authorized denominations, and of like tenor and in an aggregate principal amount equal to the principal amount of this global Security in exchange for this global Security. Upon the exchange of this global Security for such Securities in definitive registered form without coupons, in authorized denominations, this global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for this global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.
          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of a Security may be registered on the Security Register upon surrender of such Security for registration of transfer at the corporate trust office of the Trustee or at such other office in The City of New York as the Company may designate where the principal of and interest on such Security are payable, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Securities of authorized denominations, and of like tenor and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be charged for any registration of transfer or exchange of a Security, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange; provided, however, that for so long as any Securities are evidenced by this global Security, this global Security may be transferred in whole but not in part, only to another nominee of the Depository or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.
          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner hereof for all purposes, whether or not such Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          All terms used in this global Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them therein.
          Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	FORD MOTOR CREDIT COMPANY

By: __________________________

[Corporate Seal]

By: __________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the global Securities of the series designated herein referred to in the within-mentioned Indenture.
JPMORGAN CHASE BANK,
   As Trustee,
By: ______________________
      Authorized Officer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)
the within global Security, and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer said global Security on the books of the Company, with full power of substitution in the premises.
Dated: _________________________
NOTE: The signature to this assignment must correspond with the name as written upon the face of the within global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.
NOTE: Medallion Guarantee Stamp — We cannot complete the transfer if this stamp is not affixed to this assignment. This stamp can be obtained from a financial institution that is a member of the Securities Transfer Association Medallion Program, New York Exchange Medallion Program or Global Note Exchange Medallion Program.

[If applicable, insert —
OPTION TO ELECT REPAYMENT
PURSUANT TO SURVIVOR’S OPTION
          The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the “Repayment Date”, which shall be no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance by the Company of this Option, at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)
          For this Option to Elect Repayment Pursuant to Survivor’s Option to be effective, this Security with the Option to Elect Repayment Pursuant to Survivor’s Option duly completed must be received by the Company at its office or agency in the Borough of Manhattan, the City and State of New York (which will be located initially at the office of the Trustee at JPMorgan Chase Bank, ITS-Securities Window, 4 New York Plaza, Ground Floor, New York City).
          [If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $__________. The Principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than $1,000.]
          [If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Securit(ies) to be issued for the unpaid amount ($__________ or any integral multiple of $____________); $___________.]
Dated:

Note: The signature to this Option to Elect Repayment Pursuant to Survivor’s Option must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]